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PHH Corporation 2009 Proxy Contest Presentation

Forward Looking Statements Statements in this presentation that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans," "potential," "may increase," "may result," "will result," "may fluctuate," "run rate," "outlook," and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts. Certain factors that could cause actual results, performance or achievements to differ materially from those expressed in such forward-looking statements are described under the headings "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Investors are cautioned not to place undue reliance on any forward-looking statements. Except for our ongoing obligations to disclose material information under the federal securities laws and applicable stock exchange listing standards and unless otherwise required by applicable law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ended March 31, 2009 (unaudited). Non-GAAP Financial Measures This presentation, in slides nos. 21, 22, 26, 33, 45 and 49, contains certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"), including "Non-GAAP Operating Profit" and "Adjusted Segment Profit (Loss)" for each of our Mortgage Production, Mortgage Servicing and Fleet Management Services segments. As "Non-GAAP Operating Profit" and "Adjusted Segment Profit (Loss)" are incomplete measures of the Company's financial performance and involve differences from segment profit computed in accordance with GAAP, these non-GAAP financial measures should be considered as supplementary to, and not as a substitute for, segment profit computed in accordance with GAAP as a measure of the Company's financial performance. The Company believes that these non-GAAP financial measures are useful to investors because they provide a means by which investors can evaluate the Company's underlying core operating performance, exclusive of certain items that investors may consider to be non-core in nature. The Company also believes that any meaningful analysis of the Company's financial performance by investors requires an understanding of the factors that drive the Company's underlying core operating performance as distinguished from the factors that are included in computing segment profit in accordance with GAAP and that may obscure such core operating performance over time. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure as required by Regulation G are shown in Appendix A attached to this presentation. Important Additional Information PHH Corporation, on May 7, 2009, filed a proxy statement in connection with its 2009 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement because it contains important information. Stockholders can obtain a free copy of that proxy statement and other documents (when available) that PHH files with the Securities and Exchange Commission at the Commission's website at www.sec.gov. That proxy statement and these other documents are also available free of charge by directing a request to PHH Corporation, Attn: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 or visiting PHH's website at www.phh.com under the "Investor Relations" tab. PHH, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from PHH stockholders in connection with the 2009 Annual Meeting of Stockholders. Information regarding the names, affiliations and interests of such individuals is contained PHH's proxy statement referred to in the preceding paragraph. Important Disclosures

Company Overview & History PHH's Solid Track Record PHH's Strategic Priorities PHH's Opposition to Pennant's Nominees Corporate Governance Conclusion Appendix Contents

I. Company Overview & History Overview Leading Outsource Provider of Mortgage and Vehicle Fleet Management Services 3 Business Segments: Mortgage Production Mortgage Servicing Fleet Management Services A Top U.S. Mortgage Originator $9 Billion in Q109 originations A Top U.S. Mortgage Servicer $149 Billion portfolio in Q109 2nd Largest North American Fleet Management Services Provider History 50+ Year Operating History of Focusing on Service & Client Relationships February 2005 - Cendant Spin-Off March 2007 - Proposed Sale to GE/Blackstone April 2007 - Pennant Publicly Opposes Proposed Sale to GE/Blackstone September 2007 - Stockholders Overwhelmingly Approve Proposed Sale to GE/Blackstone - 86% of Votes Cast Voted "FOR" Proposed Sale January 2008 - GE/Blackstone Agreement Terminated - PHH Received $50 million Termination Fee October 2008 - Sandra Bell Appointed New CFO April 2009 - James Egan Appointed As New Independent Director & Audit Committee Chair May 2009 - Announced Q109 Net Income of $2M and Q109 Non-GAAP Operating Profit of $119M

Our Businesses Relationship driven outsource provider in the mortgage origination, mortgage servicing and fleet services industries #1 Mortgage Outsourcer 35 private label clients #4 Retail originator for Q109* Market potential - expect to gain market share as financial institutions exit the mortgage business and look to outsource #10 Servicer of Mortgage Loans for Q109* High quality servicing platform Fannie Mae - "Superior" peak score Freddie Mac - Tier 1 for performing and non-performing evaluations No operational limits to expansion of servicing capacity #2 Fleet Services provider in North America** Provide both fleet leasing and service products such as fuel cards, maintenance services, etc. Stable asset base and predictable cash flows Both businesses focused on credit quality Extremely low credit losses Prime mortgage originator Never offered option arms and very limited subprime and Alt A production * Source: Inside Mortgage Finance, 2009 ** Source: Automotive Fact Book, 2008

Experienced Senior Management Team Terence W. Edwards Director, President and CEO, PHH Corporation Former President and CEO, PHH Mortgage 29 Year Veteran of PHH Sandra E. Bell Executive Vice President and CFO, PHH Corporation Former Executive Vice President and CFO, The Federal Home Loan Bank of Cincinnati Joined PHH in 2008 George J. Kilroy Director and Executive Vice President, PHH Corporation President and CEO, PHH Arval 30 Year Veteran of PHH Mark R. Danahy Senior Vice President, PHH Corporation President and CEO, PHH Mortgage 8 Year Veteran of PHH William F. Brown Senior Vice President, General Counsel & Secretary, PHH Corporation Senior Vice President, General Counsel & Secretary, PHH Mortgage 23 Year Veteran of PHH Mark E. Johnson Senior Vice President and Treasurer, PHH Corporation 12 Year Veteran of PHH and Affiliates Michael D. Orner Vice President and Controller, PHH Corporation Joined PHH in 2005

Established in 1984 A leading provider of private label mortgage solutions A top originator and servicer of mortgage loans Unique origination platform focused on organic growth Comprised of two segments: Production - originate, purchase and sell prime mortgage loans (average FICO score on originations of 725 in 2008) through financial institutions, real estate brokers and corporate relocation programs Servicing - service mortgage loans originated by PHH PHH Mortgage Overview - Top Originator and Servicer

PHH Mortgage Market Share Rankings Source: Inside Mortgage Finance, 2009

PHH Mortgage Mission Statement Our Mission We promise to treat customers like family while providing financing for the American dream. The experience will be smooth, easy, and at times fun. We will do this with unequalled passion and expertise.

Origination Business Model 3% Secondary Market transaction 66% 31% Consumer Origination platform Investor services Relocation Real Estate Brokers Financial Institutions PLS Face-to-Face Wholesale/ Correspondent PLS Teleservices Client relationship Services Servicing PLS Internet Bundled origination assistance and mortgage servicing Access to high-quality customer base through three business channels Limited credit risk on mortgage loans originated Fee-based loans (comprised of loans brokered to third parties and loans originated and held for investment on outsource client balance sheet) represented 37% of originations in 2008 Loans closed to be sold into capital markets are generally sold within 60 days Recurring fee stream through retained servicing rights Unique Mortgage Origination Model

Selected Private Label Mortgage Services Clients

Private Label Client Signings & Prospects

Fleet Management Services Business Leadership position Founded fleet management industry in 1946 Product breadth and quality PHH offers fully integrated services Innovation leader in technology for Fleet industry Customer focus Historical superior performance in client retention Bausch & Lomb's 2007 "Corporate Citizenship of the year" award Merck's 2006 "Outstanding Strategic Supplier Collaboration" award UTC's 2006 General Procurement Key Supplier of the Year Award-winning management information systems and technology platform 2009 Equipment Leasing and Finance Association Operations & Technology Excellence Award 2008 American Business Award best product or service for PHH GreenFleet SM 2007 American Business Award finalist best product or service for PHH Collision Prevention (r) 2007 Information Week top 500 innovative IT organizations 2006 American Business Award best product or service for PHH Onboard (r) Minimal residual value risk on leased assets

GE PHH Wheels ARI Enterprise LeasePlan Others East 809500 548000 292000 482000 225000 385000 244061 2nd largest* vehicle management services provider in United States and Canada combined Fully integrated service provider Technology leader Consistent and long standing client relationships - servicing nearly one-third of Fortune 500 companies Exceptional asset performance - average 3 bps of charge-offs, annually, over the last 10 years Significant fee income and minimal residual risk (95% of leases are open-end where the client assumes residual risk) *Source: Automotive Fleet 2008 Fact Book, excluding unserved markets. Fleet Management Services Overview

Selected Fleet Management Services Clients 20+ Year Clients

II. PHH's Solid Track Record

Status of 2006 Top 30 Mortgage Originators

1 Year Comparative Stock Performance - PHH v. Competitors

PHH - 2 Year Stock Performance Pennant Publicly Opposes GE/Blackstone Deal- $31.50/sh Blackstone Acquisition Financing Troubles Announced GE/Blackstone Agreement Terminated Lehman Bankruptcy Credit Crisis Begins Extreme Interest Rate Volatility New Mortgage World

Highlights for Q109 Net income of $2M Basic and fully diluted EPS of $0.04 Non-GAAP operating profit of $119M

Segment Highlights for Q109 Mortgage Production & Servicing Segments Mortgage Production Segment: Robust margins and product mix changes drive Q109 segment results $113M segment profit $9B origination volume Positive trends have continued into Q209 Mortgage Servicing Segment: Negatively impacted by industry-wide credit trends Credit losses more favorable than the industry but reflect challenging overall economic and employment conditions Mortgage servicing rights ("MSR") portfolio valued at 97 bps Negatively impacted by $71M of fair value adjustments Actual prepayment speeds continue to be favorable relative to modeled assumptions Combined mortgage segments result in $5M pre-tax loss Non-GAAP operating profit of $112M

Segment Highlights for Q109 Fleet Management Services Segment $7M segment profit for Q109 $1M favorable impact from cost reductions implemented in late 2008 Q109 profitable despite $11M in increased debt fees Significant progress in lease rate changes New leases entered into in 2009 more closely match actual funding costs Demonstrates the strength of our long term relationships with clients We expect leasing margins to improve late in 2009 and continue into 2010 Year-to-date new vehicle order volumes down resulting primarily from broader economic factors The Federal Reserve has expanded asset classes eligible for the TALF program Commercial fleet leasing asset is now an eligible asset class

II. PHH's Solid Track Record: Mortgage Segments

Mortgage Production Segment Q109 Overview Strong first quarter production results 1st mortgage closing volumes up 96% from Q408 Total application volume up 73% from Q408 Pricing margins remain healthy Purchase closing volumes are 29% of total volumes As purchase volume increases, we believe we are well prepared to capture share Maintaining cost discipline as we increase production capacity New Mortgage World

Adjusted Mortgage Production Segment Results* For the quarter ended March 31, 2009 (Adjusted Segment profit $ in millions) $113 * This is a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see Appendix A. $123

New Mortgage World Pricing Margin and Volume Industry loan production capacity remains constrained Pricing margin remains at the high end of this scale Pricing margin has been above 100 bps for 9 months Pricing Margin shown above reflects the market price of the loan at the time of interest rate lock commitment relative to our basis including an expected cost of hedging the loan plus any net interest carry to be earned prior to sale as well as any discount points paid by the borrower. Excluded from margin is the base servicing value, borrower paid fees (other than discounts) and the cost of originating the loan. Pricing margin (bps)

Mortgage Production Segment Results In addition to higher margins, production shifted to a more profitable mix of business in Q109 v. Q108 Retail 1st mortgage business increased from 73% to 80% of closed volume Greater profitability with higher revenues but also higher costs Eliminated or improved less profitable relationships Loans closed to be sold increased from 71% to 82% of total closing volumes - More profitable in current pricing environment Q109 MSR additions capitalized at 5.1 multiple, reflecting value of very low note rate loans with higher retained servicing strip Operating costs: Reductions in fixed costs in Q109 v. Q108 totaling $14 million offset by increased variable costs Continued focus on scaling costs to maintain profitable production segment in lower volume scenarios Combined mortgage segments' employee headcount is down approximately 350 at the end of Q109 v. Q108

Production Segment 2009 Outlook Given nearly $9B in Q109 closings and positive momentum into Q209, we expect strong 2009 production earnings Announced one new PLS client signing in Q109 Pipeline remains strong Fannie Mae and MBA are predicting over $2 trillion in industry volumes for 2009 which, if realized, translates to over $40 billion in originations for PHH assuming a 2% market share

Mortgage Production Segment Annualized Potential Profitability Sensitivity The matrix on the following slide shows annualized production profitability sensitivity, consistent with our prior webcast We believe the matrix continues to provide an approximation of the segment profitability, on an annualized basis, utilizing the following basic assumptions: Break even for the business is $27B in closings assuming margin of 80 bps Each additional $1B in closing volume would be expected to generate approximately $8-14M in segment profit at 80 bps Loans closed to be sold is assumed at roughly 2/3 of total closings and margins in excess of 80 bps can be applied to the volume of loans closed to be sold Revenues are recognized throughout the origination process from the interest rate commitment date through the date of sale Comparison of quarterly periods may be distorted relative to the annualized period presented due to the potential effects of revenue recognition timing

Mortgage Production Segment Annualized Potential Profitability Sensitivity The projected results presented in the matrix above are representative of normalized results of operations for the production segment and assume an annualized volume level and an average margin for that annualized volume. Consistent with a normalized result it assumes there are no mark-to-market adjustments for loans held for sale such as scratch and dent, second lien and jumbo loans. Volumes and margins at any point in time or over a shorter time period may vary materially from those annualized assumptions. Other market factors may result in actual production segment results differing materially from the normalized results presented above. The projected results presented above may vary by the greater of $5 million or 20% in either direction due to factors that impact results in ways that may not be predictable.

Segment loss of $118M Results negatively impacted by $71M mark to market valuation adjustment Actual prepayments result in $65M reduction in MSR value Interest on escrows and float benefit declined by approximately $21M from Q108 We continued to build foreclosure and credit reserves Portfolio delinquency improved as seasonally expected; we believe our portfolio performance is among the best in the industry Portfolio delinquency levels (based on loan count) improved 45 bps from year-end to 3.58% at 3/31/09 Foreclosure, REO, and bankruptcies (based on loan count) increased 36 bps from year-end to 2.26% at 3/31/09 Assuming stable market conditions, we expect that Servicing could generate annualized segment profit of 9 to 11 bps and cash flows of 24 to 26 bps on the capitalized servicing portfolio (excluding any cost of hedging) Expected segment underperformance in 2009 due to: Increased prepayments due to increased refinance activity Current low short term rates limit float/escrow earnings opportunity Credit markets driving high funding costs Continued high level of provisions for credit loss on recourse obligations Delinquencies driving higher segment operating costs Mortgage Servicing Segment Q109 Overview

Adjusted Mortgage Servicing Segment Results* For the quarter ended March 31, 2009 (Adjusted Segment loss $ in millions) <$118> * This is a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see Appendix A. <$47> <$37> <$32> <$19>

Bridging Q109 Adjusted Mortgage Servicing Segment Results to Hypothetical Annualized Servicing Segment Profit of 9-11bps of Capitalized Servicing Portfolio Hypothetical annualized servicing segment profit of 9-11 bps of capitalized servicing portfolio based on: Stable market conditions Higher escrow and float quarterly earnings of $21M assuming average 1-mo LIBOR since 1/1/05 of 3.80% Versus 1-mo LIBOR as of 5/15/09 of 0.33% Quarterly MSR fair value adjustment of $32M due to assumed decline in annual prepayment rate to 10% of capitalized servicing portfolio

MSR Valuation MSR valued at 97 bps as of 3/31/09, down 2 bps from 12/31/08 Primary mortgage rates are down slightly at 3/31/09 from year end Actual prepayment speeds approximately 60% of modeled prepayment speeds during Q109 Modeled prepayment speeds incorporate borrowers' rate incentive, including borrowing costs associated with estimated FICO & current LTV Assumes all borrowers have ability to refinance, including the ability to reduce the loan balance to qualify for the new loan Valuation assumes additional prepayments resulting from The Homeowner Affordability and Stability Plan ("HASP") program which is expected to lower the cost of refinance for certain high LTV borrowers & drove a significant portion of $71M mark-to-market of MSR Valuation does not include potential revenue opportunities associated with government sponsored loan modification programs

Superior Servicing Portfolio Performance PHH portfolio compared to MBA Industry Average First Lien 60 or more days delinquent Based on prime mortgages only Source: National Delinquency Survey, Mortgage Bankers Association PHH Servicing Portfolio Performance is consistently better than the MBA Industry Average.

Mortgage Recourse & Reserves The Credit enhancement program exposure is expected to be substantially reduced by the end of Q209. Other recourse represents the recourse obligations on the population of loans serviced by PHH that have been specifically identified with recourse. The delinquencies presented are specific to such loans. Off balance sheet recourse UPB includes the loans serviced by PHH that have been specifically identified with recourse to PHH. In addition to the identified $392M of UPB with recourse obligations, the $45M reserve contemplates additional loans not yet specifically identified as recourse obligations. The underlying unpaid principal for loans in foreclosure and real estate owned are presented net of the associated reserves.

Atrium currently has $264M in restricted cash held in trust to pay claims as of 3/31/09 We expect Atrium to begin paying reinsurance claims in Q209 Future premiums will also be available to pay claims Cash and future premiums more than adequate to cover expected losses Current reserves established at $97M Projections: Future premium income $126M on loans reinsured Future paid losses $219M all from book years 2004 - 2008 Loss projections are based on a variety of assumptions, including the characteristics of the current reinsured portfolio, historical loss experiences (loss curves) based on industry data, projected home price declines, projected unemployment rates, projected prepayment levels and other factors. Atrium Reinsurance

Impact of Government Mortgage Programs PHH will participate in government modification programs for GSE loans The servicer will receive $1,000 per year and up to $3,000 for the modification provided the borrower stays current for three years An additional $500 may be paid to the servicer if an at-risk borrower is current at the time of the loan modification High quality of PHH servicing portfolio lessens earnings potential from HASP modification programs We project to begin closing modifications monthly on GSE loans starting in May Current Loan modification pipeline of approximately 7,000 GSE loans of which over 1/3 are not delinquent Represents borrowers that have contacted us and meet initial screening requirements We are currently servicing approximately 22,000 additional GSE loans that are delinquent or in foreclosure

2009 Mortgage Opportunities & Risks Mortgage markets driven by Fed policy-unpredictable & subject to change Impact of government initiatives for loan modifications and refinancing higher LTV loans is just beginning, not yet reflected in results other than MSR value Jumbo market remains illiquid Expected eligibility of jumbo mortgages for TALF program may create liquidity and investor demand Economies of scale and consolidation continue to drive PLS opportunities Impact of current recessionary trends remains unknown

Mortgage Outlook - assuming stable rates Outlook for 2009 assuming stable interest rate environment: Strong Mortgage production segment profits Continued high level of actual prepayments from the loan servicing portfolio Minimal MSR valuation adjustments Provisioning for credit costs may slow as housing prices stabilize and the government modification programs are implemented Increasing purchase origination volume assuming home prices stabilize and home sales improve Mortgage production segment results are expected to more than offset: MSR value lost due to actual loan prepayments Continued provision for credit losses Quarterly run rate for combined mortgage segments' profits for remainder of 2009 of approximately $70M, using Q109 run rate, assuming minimal MSR fair value adjustments

New Mortgage World At this time we believe we have balance between production and servicing due to the "natural business hedge" Based on assumptions listed on the prior page, we would expect combined mortgage segments' profits of approximately $70M per quarter for the remainder of 2009 using Q109 run rate assuming minimal MSR fair value adjustments We believe, in a rising interest rate environment: ^ Servicing segment shows improved profitability ^ Production volume would move down; assuming $36B in annual production and assuming pricing margins at approximately 100 bps, consistent with the levels seen in the past 9 months, we would expect the production segment to generate $126M in annual profit as reflected by the matrix (slide 31) We remain focused on shifting cost from a fixed to a more variable structure

II. PHH's Solid Track Record: Fleet Management Services Segment

Fleet Management Services Segment Q109 Overview Lease rate changes have been implemented to more closely match funding costs prospectively New vehicle purchases reflective of re-priced client leases Impact of new funding costs will become clearer as deals are completed 2008 cost reduction targets met Margins set to improve over time as runoff of current lease portfolio occurs and is replaced with re-priced units Promising sales discussions with large prospective clients for full services

Adjusted Fleet Management Services Segment Results * For the quarter ended March 31, 2009 (Adjusted Segment profit $ in millions) $7 $18 * This is a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see Appendix A.

Fleet Funding Update Funding needs for the remainder of 2009 expected to be well under historical levels Businesses are cautious on new spend and resource levels needed in sales and service functions Uncertainties surrounding domestic motor companies have also impacted client vehicle spend The Federal Reserve has expanded asset classes eligible for the TALF program Commercial fleet leasing asset is now an eligible asset class Canadian ABS market appears to be thawing Canadian Secured Credit Facility (CSCF) targeting vehicle and equipment loans and leases Bids from bank conduits and private investors appear to be returning Expect traction from one or more of these sources by end of Q2 or Q309

Fleet Management Services Segment 2009 Outlook Continue cost management initiatives Ongoing focus on credit quality and cash flow Increase level of consulting to key clients Pursue opportunities for additional outsource services Continue investments in technology Expect $20M-$30M segment profit for 2009 Expect to return to an annualized profitability level of $70M to $80M within 2 years

PHH Expected Results in the New Mortgage World Expected Q209 Results* ($ millions except per share data) Segment Profit Mortgage segments combined $ 70 Fleet segment $ 7 PHH combined pre-tax profit $ 77 PHH Net income after 40% tax $ 46 PHH Basic EPS** $ 0.85 * This assumes a stable interest rate environment and minimal MSR valuation adjustments ** Assuming weighted average shares outstanding of 54.4M

II. PHH's Solid Track Record - Summarized Stock Has Outperformed Financial Services Industry Peers For the 12 Months Ended May 20, 2009: Russell 2000 Financial Services Index (-37.1%) v. PHH (-6.2%) PHH is Poised to Thrive Amid Industry Meltdown Q109 Net Income of $2M and Q109 Non-GAAP Operating Profit of $119M Businesses Competitively Well-Positioned 2009 Outlook is Positive Initiatives Implemented to Capitalize on Opportunities PHH has shifted its mortgage origination product mix to higher margin products, has eliminated or improved less profitable relationships and is currently experiencing robust mortgage origination margins. PHH's mortgage production segment has shifted its personnel cost structure from fixed to variable costs that are scaleable with changes in production volumes. PHH's fleet segment has implemented cost reduction initiatives in anticipation of 2009 volume declines. PHH's fleet segment has, consistent with its contractual obligations, implemented lease rate changes to more closely match funding costs prospectively. 2009 Outlook Is Positive Given $9 billion in production volume in Q109 and positive momentum carried into Q209, we believe we are well on track to achieve our goal for a profitable year. We expect our combined mortgage segments to earn $70M pre-tax for Q209, assuming stable interest rates and minimal MSR valuation adjustments. We expect our fleet management services segment to earn $7M pre-tax for Q209 and $20M - $30M pre-tax for the full year 2009. Fannie Mae and MBA are predicting over $2 trillion in industry volumes for 2009 which, if realized, translates to over $40 billion in originations for PHH assuming a 2% market share.

III. PHH's Strategic Priorities Profitably Grow Businesses Capitalize on Mortgage Industry Dislocation Develop Value-Added Innovative Solutions for Fleet Clients Grow Market Share by Signing New Clients Enhance Funding Profile Implement multi-pronged, multi-sourced, multi-duration funding strategy TALF Canadian Government Programs Private sources, banks and term capital markets Form or Acquire a Depository Institution To Further Improve PHH's Liquidity To Lower PHH's Cost of Capital To Enhance PHH's Profitability

IV. PHH's Opposition to Pennant's Nominees CHANGES TO PHH'S BOARD ARE NOT NEEDED & PENNANT'S NOMINEES ARE NOT THE RIGHT AGENTS FOR CHANGE PHH's Chairman (Krongard) & CEO (Edwards) Should Be Re-Elected PHH's Board Has Risen to the Challenges and is Focused on What Matters PHH is Well-Managed, Has a Solid Track Record and is Poised to Thrive Replacement of PHH's Chairman & CEO with Pennant's Nominees is NOT a Change for the Better Krongard & Edwards Play a Key Role in Helping PHH's Board Perform its Leadership and Stewardship Functions PHH Has Positioned Itself for Profitable Growth Under the Leadership of Krongard and Edwards Pennant's Nominees Do NOT Merit Election to PHH's Board Parseghian & Loren are NOT Qualified to Replace Krongard & Edwards PHH Has Substantial Reservations About Parseghian's Record at Freddie Mac PHH Has Substantial Reservations About Parseghian's Service as a Director of Everquest Financial Pennant, Parseghian & Loren Have No Specific Plans or Strategies for PHH

V. Corporate Governance Strong Record of Acting in the Best Interests of ALL Stockholders Highly Qualified, Engaged & Independent Board of Directors Supermajority of Independent Directors (5 out of 7) Independent Non-Executive Chairman of the Board Roles Split Since the Spin-Off in February 2005 Fully Independent Audit, Compensation and Governance Committees Finance & Risk Management Committee of Independent Directors Thoughtful & Robust Director Candidate Evaluation Process Stockholder Suggestions for Director Candidates Welcomed All Candidates Given Full & Fair Consideration on the Merits Parseghian Was Considered and Rejected Based on the Merits Loren Evaluation Was Pre-Empted by Pennant Proxy Contest Egan Appointed As New Independent Director & Audit Committee Chair Performance-Based Compensation Aligned with Stockholder Interests

Strong Board of Directors

VI. Conclusion PHH's Board Chairman (Mr. Krongard) & PHH's Chief Executive Officer (Mr. Edwards) Should Be RE-ELECTED Election of Parseghian & Loren to Replace PHH's Chairman (Krongard) & CEO (Edwards) IS NOT MERITED Pennant's Proposed Board Changes are NOT in the Interests of ALL PHH Stockholders PLEASE VOTE THE WHITE PROXY CARD!

VII. Appendix A

Quarterly Results (unaudited)

Condensed Consolidated Balance Sheet (unaudited, in millions)

Non-GAAP Operating Profit Non-GAAP Financial Measure Reconciliation

Adjusted Mortgage Production Segment Profit 1 Represents the decline in valuation of scratch and dent, second lien and construction mortgage loans.

Adjusted Mortgage Servicing Segment Profit 1 Foreclosure related charges in excess of 3 bps of the average capitalized MSR portfolio. 2 Increase in delinquencies rates on MSR portfolio reduces expected revenues and increases cost to service. Delinquency rates negatively impacted MSR value by an estimated $13 M.

Adjusted Fleet Management Services Segment Profit